Exhibit 3.1.23

ARTICLES OF INCORPORATION

OF

NCOP IV, INC.

FIRST: The name of the corporation is NCOP IV, Inc. (the “Corporation”).

SECOND: The name of the person designated as the Corporation’s resident agent is Nevada Incorporators & Registration Service, LLC. The street address of such resident agent where process may be served upon the Corporation is Hughes Center, Suite 460, 3993 Howard Hughes Parkway, Las Vegas, Nevada 89109. The mailing address of the Corporation is the same as the street address.

THIRD: The number of shares the Corporation is authorized to issue is 1,000 shares of common stock, having a par value of $1.00 per share.

FOURTH: The initial Board of Directors shall consist of three individuals, whose names and addresses are as follows:

Michael J. Barrist	507 Prudential Rd., Horsham, PA 19044
Joshua Gindin	507 Presidential Rd., Horsham, PA 19044
Michael B. Meringolo	507 Prudential Rd., Horsham, PA 19044

The number of directors shall be as set forth in the Bylaws of the Corporation.

FIFTH: The Corporation shall indemnify directors and officers of the Corporation to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, as amended from time to time (the “NRS”), or any successor provision thereof.

SIXTH: The personal liability of directors and officers to the Corporation and its stockholders shall be limited or eliminated to the fullest extent permitted by Section 78.138 of the NRS, or any successor provision thereof.

SEVENTH: In furtherance and not in limitation of the objects, purposes and powers prescribed herein and conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized to make, amend and repeal the Bylaws of the Corporation.

EIGHTH: The name and address of the sole Incorporator of the Corporation is Nevada Incorporators & Registration Service, LLC, Hughes Center, Suite 460, 3993 Howard Hughes Parkway, Las Vegas, Nevada 89109.

*        *        *

THE UNDERSIGNED, being the sole Incorporator of the Corporation, for the purpose of forming a corporation under the laws of the State of Nevada, has executed these Articles of Incorporation this 17th day of June, 2002.

NEVADA INCORPORATORS & REGISTRATION SERVICE, LLC

By:	/s/ Joseph L. Lindsay
Joseph Lindsay
Vice President

CERTIFICATE OF ACCEPTANCE OF

APPOINTMENT OF RESIDENT AGENT

Nevada Incorporators & Registration Service, LLC does hereby accept appointment as Resident Agent in Nevada for NCOP IV, Inc.

NEVADA INCORPORATORS & REGISTRATION SERVICE, LLC

/s/ Joseph L. Lindsay
Joseph Lindsay
Vice President

Dated: June 17, 2002

CERTIFICATE OF CHANGE OF

ADDRESS OF RESIDENT AGENT AND

REGISTERED OFFICE

The former address of Nevada Incorporators & Registration Service, LLC, the resident agent of the business entities listed below was:

OLD ADDRESS:	3993 Howard Hughes Parkway, Suite 460
Las Vegas, Clark County, Nevada 89109

The address of the above-named resident agent is now changed to:

NEW ADDRESS:	3763 Howard Hughes Parkway, Suite 170
Las Vegas, Clark County, Nevada 89109

Signature of resident agent:	/s/ Candace R. Corra
Authorized Signature of R.A. or On Behalf of R.A. Company

Type of business entities represented:

☒  corporation    ☐  limited partnership    ☐  limited-liability company

☐  business trust    ☐  limited-liability limited partnership    ☐  limited-liability partnership

Name of business entities represented by resident agent:

BB&T Service Corporation	Capellon, Inc.

Dalton Whitfield Holdings, Inc.	Dalton Whitfield Intangible Properties, Inc.

Dalton Whitfield Investments, Inc.	Dazies Playhouse

Definitive Business Solutions	First Security Holdings, Inc.

First Security Intangible Properties, Inc.	First Security Investments, Inc.

First State Intangible Properties, Inc.	First State Investments, Inc.

Frontier Holdings, Inc.	Frontier Intangible Properties, Inc.

Frontier Investments, Inc.	FSH Holdings, Inc.

Greenwood Outfitters-Nevada, Inc.	Grey Hawk, Inc.

Hibbett Capital Management, Inc.	Karl Klement Enterprises-Nevada, Inc.

Additional Page to Certificate of Change of Address

Of Resident Agent and Registered Office

KK Partners/FM-Nevada, Inc.	Klement Nevada Partner s/Chrylser, Inc.

Lydian REIT Holdings, Inc.	NCOP Capital, Inc.

NCOP I, Inc.	NCOP II, Inc.

NCOP III, Inc.	NCOP IV, Inc.

NCOP Lakes, Inc.	NCOP Nevada Holdings, Inc.

NCOP Strategic Partnership, Inc.	NCOP V, Inc.

NCOP/Martin, Inc.	NIRS, Inc.

Oasis Telecommunications, Data and Records, Inc.	Ravisent IP, Inc.

Stewart & Associates, A Professional Law Association	Super J-Nevada, Inc.

TSPC, Inc.	Vegan Properties, Inc.

Weather Management, Inc.	Axeda IP, Inc.

Cedar Columbia Nevada, Inc.	Lion Holdings, Inc.

Pacific Circle, Inc.	Nfinite Solutions, Inc.